Conference Call:	Today, Wednesday, November 3, 2010 at 10:00 a.m. ET
Dial-in Numbers:	866-395-2657 or 706-902-0717 (International)
Webcast / Replay URL:	www.integramed.com or www.earnings.com
Phone Replay:	800-642-1687 or 706-645-9291 through November 10, 2010
Conference ID #:	20257004

IntegraMed® Q3 Revenue Rose 13% to $60.6M;
Net Income Declined 11% to $1.1M, Principally
Reflecting Vein Clinic Start-Up Costs
PURCHASE, NEW YORK — November 3, 2010 -- IntegraMed America, Inc. (NASDAQ: INMD), the leader in developing, marketing and managing specialty healthcare facilities in the fertility and vein care markets, today announced results for the third quarter and the nine months ended September 30, 2010 and reviewed plans for additional vein clinic development in 2011.

Summary Financial Results (in thousands, except per share data)
	Three Months Ended 9/30/10	Three Months Ended 9/30/09	% Change	Nine Months Ended 9/30/10	Nine Months Ended 9/30/09	% Change
Revenue: Attain Fertility Centers (1)	$45,899	$40,977	+12%	$135,523	$124,780	+9%
Vein Clinics	14,658	12,621	+16%	43,826	37,288	+18%
Total Revenue	$60,557	$53,598	+13%	$179,349	$162,068	+11%
Contribution: Attain Fertility Centers (1)	4,636	4,047	+15%	13,470	12,419	+8%
Vein Clinics	112	995	(89%)	2,935	3,031	(3%)
Total contribution	$4,748	$5,042	(6%)	$16,405	$15,450	+6%
G&A Costs	$2,961	$2,764	7%	$9,403	$9,333	+1%
Net Interest Expense	159	259	(39%)	582	682	(15%)
Income before Inc Taxes	1,628	2,019	(19%)	6,420	5,435	+18%
Income Taxes	529	791	(33%)	2,585	2,173	+19%
Net income	$1,099	$1,228	(11%)	$3,835	$3,262	+18%
EPS	$0.09	$0.14	(36%)	$0.34	$0.37	(8%)
Diluted Shares	11,771	8,839	+33%	11,314	8,833	+28%
Adjusted EBITDA (as defined below) (2)	$3,821	$4,361	(12%)	$13,153	$12,537	+5%

(1)
Attain Fertility Centers segment revenue reflects the consolidation of the Company’s former Fertility Centers and Consumer Services segments into one unit comprising all fertility-related businesses.  Prior year periods have been consolidated to reflect those results as if the consolidation occurred on January 1, 2009.

(2)
IntegraMed uses the term "Adjusted EBITDA" when reporting financial results in accordance with Securities and Exchange Commission rules regarding the use of financial measures not calculated in accordance with generally accepted accounting principles (GAAP). The Company uses Adjusted EBITDA as a management tool to measure and monitor financial performance.  The definition of Adjusted EBITDA contained herein corresponds to the definition of Adjusted EBITDA contained in the Company’s credit facility; certain of the covenants contained therein are tied to Adjusted EBITDA.  While providing useful information, Adjusted EBITDA should not be considered in isolation as a measure of financial performance under GAAP.  Investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies and comparisons could be misleading unless all companies and analysts calculate this measure in the same fashion.  A reconciliation to Adjusted EBITDA is provided as supplemental data for this release.

Jay Higham, CEO, commented, “As previously reviewed, the substantial startup costs required to open ten new Vein Clinics, combined with some unforeseen operational developments, significantly impacted our Q3 results.  Despite these issues we were able to achieve healthy top-line growth in both our fertility and vein clinics segments and deliver profitable results and healthy cash flow during the quarter.

“Our Attain® Fertility Centers division achieved year-over-year growth in revenue and contribution for the quarter and year-to-date periods.  We remain focused on supporting this growth with new fertility center acquisitions, ‘in market mergers’ such as last month’s agreement at our Orlando fertility center and the expansion of our network of Attain IVF treatment financing program affiliates.  Our Vein Clinics segment also achieved healthy top-line growth, though its contribution decline clearly reflects the near-term impact of the investments we are making to substantially expand our vein clinic base.  Excluding the impact of the start up costs, Vein Clinics contribution would have turned in another quarter of solid growth.

“We remain optimistic regarding the potential to grow our organization across each of our physician specialties and look forward to the contribution from our expanding vein clinic operations as we progress through 2011.  By pursuing a combination of organic and inorganic growth, we believe we can further leverage our operational model to deliver strong cash flow and shareholder value.”

Attain Fertility Centers
	Q3 2010	Q3 2009	Change	% Change
Revenue:	$45.9M	$41.0M	+ $4.9M	+12%
Operating Income:	$4.6M	$4.0M	+ $0.6M	+15%
Fertility Partner Data:
Fertility New Patient Visits:	6,983	7,069	(86)	(1%)
IVF Cycles:	3,626	3,488	138	+4%
IUI Cycles:	6,158	6,066	92	+2%
Attain IVF Program Data:
Applications:	713	552	+161	+29%
Enrollments:	448	288	+160	+56%
Pregnancies:	287	175	+112	+64%

Beginning with Q2 2010 results, IntegraMed combined the operations of its Fertility Centers and Consumer Services divisions into the “Attain Fertility Centers” division, in an effort to improve operations and simplify the corporate organization from an external perspective.  “Partners” refer to fertility centers managed by IntegraMed and “Affiliates” refer to fertility centers that only offer the Company’s Attain IVF (in-vitro fertilization) Program of fertility treatment financing options.

The increase in Attain Fertility Centers division revenue was driven by strong growth from the Attain IVF Program combined with more modest growth from fertility partners.  The Attain IVF Program continues to resonate very powerfully with value conscious patients and the fertility centers that are seeking their business.  Growth within the Attain IVF Program is being achieved through active direct-to-consumer marketing as well as the net addition of three new affiliates over the past year.

Mr. Higham, added, “While certain markets such as Florida have experienced some ongoing challenges, other markets continue to achieve healthy performance as does the business as a whole.  We remain optimistic in the potential to drive long term growth of our fertility business through the addition of new partner center contracts, by supporting the growth of existing partners and an ongoing effort to seek new Affiliates centers that will help expand the reach of our Attain IVF Financing programs.”

Vein Clinics (VCA)
	Q3 2010	Q3 2009	Change	% Change
Revenue:	$14.7M	$12.6M	+2.1M	+16%
Operating Income:	$0.1M	$1.0M	(0.9M)	(89%)
Inquiries:	5,231	5,317	(86)	(2%)
New Consultations:	3,781	3,896	(115)	(3%)
First Leg Starts:	2,097	1,963	+134	+7%

Vein Clinics revenue growth reflects the benefit of consumer outreach initiatives and operational efficiency initiatives undertaken over the past year that have driven an increase in First Leg Starts.  The benefit of these efforts is reflected in same store revenue growth of approximately 13% despite the impact of the loss of two vein clinic physicians early in the quarter.  Q3 operating income or “contribution” in the vein clinics segment declined 89% year over year, principally reflecting the impact of approximately $1.2 million in start up and infrastructure costs related to the planned growth in clinics.

IntegraMed opened one new vein clinic in Q3 ’10, one in October and expects to open seven additional vein clinics during Q4 ’10 along with one in Q1’ 11 – for a total of ten clinics.  In addition, the Company announced today its plans to open five additional vein clinics with Interventional Radiology (IR) capabilities during the second and third quarters of 2011.  The five IR clinics are planned for established VCA markets where clinic ramp-up times tend to benefit from existing market awareness and referral programs.  Startup costs related to these five additional clinics are estimated to be between $1.75-$2.25 million and will impact 2011 reported results principally during Q2 and Q3.

Mr. Higham, concluded, “We are on track to open the first phase of our VCA clinic expansion over the next few months, having completed the opening of the first two clinics in September and October.  We have also laid the groundwork on our second phase of openings slated for mid 2011, having identified the locations and commenced physician recruitment.  The very attractive historical returns we have achieved on new clinic expansion have confirmed this as an excellent growth opportunity for our company.  While the next few quarters will reflect substantial vein clinic start up costs, we believe each new clinic can begin to deliver positive contribution within three-to-nine months from opening.  Revenue from this new clinic development, which in aggregate expands our vein clinic footprint by 15 clinics, or 43%, to a total of 50 vein clinics, should provide a material benefit to 2011 results, beginning in Q2, which is historically our strongest quarter in this business. With over 90% of our vein care patients having their costs covered by insurance, we believe we can achieve healthy growth even during periods of economic challenge.”

Cash Flow and Balance Sheet
IntegraMed CFO, John Hlywak, commented, “Our improving balance sheet demonstrates the health and cash flow generation strength of our business, even during a somewhat sluggish economy.  IntegraMed’s cash and equivalents rose to $52.2 million, versus $28.9 million at year-end 2009.  The increase, net of investments in new vein clinic development and the repayment of a line of credit, principally reflects cash flow from operating activities of approximately $19.4 million in the first nine months of 2010 as well as $19 million in net proceeds from the Company’s February public common stock offering.”

Outlook
In addition to vein clinic start up costs estimated at approximately $1.2 million, Q4 results will also be impacted by the loss of approximately $2 million in revenue related to higher than normal physician turnover in both segments and seasonal embryology lab closures in the fertility division.  Given the high fixed cost nature of IntegraMed’s businesses, these revenue disruptions have an amplified affect on bottom line performance.

As a result of these factors, IntegraMed anticipates Q4 net income will decline by approximately 36% versus the prior year.  Due to the dilution from the 2.8 million share offering in February, Q4 EPS is expected to decline by approximately 50% versus Q4 ’09.

2011 revenue is expected to benefit from ongoing organic growth in the Attain Fertility Centers segment as well as the potential for Partner contract acquisitions and new Attain IVF program affiliates, and the Vein Clinics segment is expected to benefit from continued growth at existing clinics as well as the benefit from revenues of newly opened clinics.  Contribution and net income in 2011 will be tempered by vein clinic start-up costs totaling approximately $3.0 million - $3.5 million and spread principally across the first three quarters of the year.  However these costs should be increasingly offset by contributions from new vein clinics starting modestly in Q2 2011 and ramping thereafter.

About IntegraMed America, Inc.
IntegraMed is a leader in developing, marketing and managing specialty outpatient healthcare facilities, with current focus on the fertility and vein care markets.  IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal, risk management, quality assurance, and fertility treatment financing programs.  IntegraMed’s Attain Fertility Centers network is the nation’s largest, with 14 company-managed partner centers and 28 affiliate centers, comprising over 130 locations across 34 states and the District of Columbia.  Nearly one of every four IVF procedures in the U.S. is performed in an Attain Fertility Centers network center.  The IntegraMed Vein Clinic network is the leading provider of specialty vein care services in the U.S., operating 37 centers across 14 states, principally in the Midwest and Southeast.

For more information about IntegraMed please visit:

www.integramed.com for investor background,
www.attainfertility.com for fertility, or
www.veinclinics.com for vein care

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties.  Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to identify, consummate and finance future growth, the opening of vein clinics and the associated costs, changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission.  All information in this press release is as of November 3, 2010 and IntegraMed undertakes no duty to update this information.

CONTACT:	Media/Investors:
Investors:
John W. Hlywak, Jr., EVP and CFO	Norberto Aja, David Collins
IntegraMed America, Inc.	Jaffoni & Collins Incorporated
jhlywak@integramed.com	inmd@jcir.com
914-251-4143	212-835-8500

Physicians:
Scott Soifer, EVP Administration, Strategy and Development
IntegraMed America, Inc.
scott.soifer@integramed.com
914-251-4186

(tables follow)

INTEGRAMED AMERICA, INC.
SUPPLEMENTARY DATA
(All amounts in thousands)
(unaudited)

Adjusted EBITDA Reconciliation (non GAAP)
Adjusted EBITDA represents net income plus interest, taxes, depreciation, amortization and amortization of deferred compensation.  The Company believes that the most directly comparable financial measure to Adjusted EBITDA in accordance with GAAP is net income.  The following table provides a reconciliation of Adjusted EBITDA to net income for the periods presented:

	For the three month period ended, September 30,		For the nine month period ended, September 30,
	2010	2009	2010	2009
Net Income	1,099	1,228	3,835	3,262

Adjustments:
Net Interest Expense	159	259	582	682
Income Tax Expense	529	791	2,585	2,173
Depreciation & Amortization	1,695	1,785	5,080	5,383
Amortization of Deferred Compensation	339	298	1,071	1,037
Adjusted EBITDA	$3,821	$4,361	$13,153	$12,537

(more)

IntegraMed America, Inc.
Consolidated Statement of Operations
(All amounts in thousands, except per share amounts)
(unaudited)

	For the Three-month period Ended September 30,		For the Nine-month period Ended September 30,
	2010	2009	2010	2009

Revenue
Attain Fertility Centers	$45,899	$40,977	$135,523	$124,780
Vein Clinics	14,658	12,621	43,826	37,288
Total Revenue	60,557	53,598	179,349	162,068

Costs of services and sales
Attain Fertility Centers	41,263	36,930	122,053	112,361
Vein Clinics	14,546	11,626	40,891	34,257
Total Cost of Services and Sales	55,809	48,556	162,944	146,618

Contribution
Attain Fertility Centers	4,636	4,047	13,470	12,419
Vein Clinics	112	995	2,935	3,031
Total Contribution	4,748	5,042	16,405	15,450

General and administrative expenses	2,961	2,764	9,403	9,333
Interest income	(33)	(44)	(103)	(187)
Interest expense	192	303	685	869
Total other expenses	3,120	3,023	9,985	10,015

Income before income taxes	1,628	2,019	6,420	5,435
Income tax provision	529	791	2,585	2,173
Net income	$1,099	$1,228	$3,835	$3,262

Basic and diluted earnings per share of Common Stock:
Basic earnings per share	$0.09	$0.14	$0.34	$0.37
Diluted earnings per share	$0.09	$0.14	$0.34	$0.37

Weighted average shares – basic	11,718	8,776	11,264	8,770
Weighted average shares – diluted	11,771	8,839	11,314	8,833

(more)

IntegraMed America, Inc.
CONSOLIDATED BALANCE SHEETS
(All amounts in thousands)
(unaudited)

	September 30,	December 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$52,173	$28,865
Patient and other receivables, net	7,404	6,964
Deferred taxes	2,969	2,883
Other current assets	9,590	7,653

Total current assets	72,136	46,365

Fixed assets, net	17,122	16,705
Intangible assets, Business Service Rights, net	23,239	24,210
Goodwill	30,334	30,334
Trademarks	4,442	4,442
Other assets	1,825	2,253

Total assets	$149,098	$124,309

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,839	$2,846
Accrued liabilities	17,353	15,119
Current portion of long-term notes payable & other obligations	3,791	11,317
Due to Fertility Medical Practices, net	12,442	6,424
Attain IVF and other patient deposits	16,585	13,362

Total current liabilities	53,010	49,068

Deferred tax liabilities	2,177	2,199
Long-term notes payable and other obligations	11,858	14,849
	67,045	66,116
Commitments and Contingencies

Shareholders' equity:
Common stock	117	88
Capital in excess of par	75,933	56,354
Other comprehensive (loss)	(82)	(188)
Treasury stock	(64)	(375)
Retained Earnings	6,149	2,314
Total shareholders' equity	82,053	58,193

Total liabilities and shareholders' equity	$149,098	$124,309

(more)

INTEGRAMED AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands)
(Unaudited)

	For the Three-month period Ended September 30,		For the Nine-month period Ended September 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$1,099	$1,228	$3,835	$3,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,674	1,784	5,058	5,382
Deferred compensation	340	298	1,072	1,038
Changes in assets and liabilities 
Decrease (increase) in assets:
Patient and other accounts receivable	835	56	(440)	(909)
Other current assets	(1,374)	395	(1,937)	400
Other assets	322	(408)	554	(985)
(Decrease) increase in liabilities:
Accounts payable	630	185	(7)	(804)
Accrued liabilities	(1,029)	274	1,887	841
Due to medical practices	531	410	6,018	4,197
Attain IVF patient deposits	837	1,219	3,223	1,759
Net cash provided by operating activities	3,865	5,441	19,263	14,181

Cash flows used in investing activities:
Purchase of fixed assets and leasehold improvements	(1,351)	(806)	(4,504)	(4,466)
Net cash used in investing activities	(1,351)	(806)	(4,504)	(4,466)

Cash flows used in financing activities:
Principle repayments on debt	(883)	(914)	(10,517)	(2,835)
Common stock transactions	53	11	19,066	31
Net cash (used in) provided by financing activities	(830)	(903)	8,549	(2,804)

Net increase in cash and cash equivalents	1,684	3,732	23,308	6,911
Cash at beginning of period	50,489	31,454	28,865	28,275
Cash at end of period	$52,173	35,186	$52,173	$35,186

Supplemental Information:
Interest paid	206	292	780	812
Income taxes paid	1,002	65	2,172	3,658

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